Exhibit 11 -  Computation of Per Share Earnings
             (in thousands, except per share amounts)


                                               Three Months Ended      Six Months Ended
                                                    June 30,                June 30,
                                               ------------------     -------------------
                                                 1997       1996        1997        1996
                                                 ----       ----        ----        ----
Primary
    Average shares outstanding                   6,159      5,970      6,159        5,740
    Net effect of dilutive stock options --
    based on the treasury stock method
    using average market price                     984      1,062        -0-        1,143
                                               -------    -------     ------      -------
    Total                                        7,143      7,032      6,159        6,883
                                               -------    -------     ------      -------
                                               -------    -------     ------      -------
    Net income (loss)                          $   333    $   331     $ (395)     $   520
                                               -------    -------     ------      -------
                                               -------    -------     ------      -------
    Per share amount                           $  0.05    $  0.05     $(0.06)     $  0.08
                                               -------    -------     ------      -------
                                               -------    -------     ------      -------

Fully diluted
    Average shares outstanding                   6,159      5,970      6,159        5,740
    Net effect of dilutive stock options --
    based on the treasury stock method
    using the period-end market price, if
    higher than average market price               984      1,068        -0-        1,164
                                               -------    -------     ------      -------
    Total                                        7,143      7,038      6,159        6,904
                                               -------    -------     ------      -------
                                               -------    -------     ------      -------
    Net income (loss)                          $   333    $   331     $ (395)     $   520
                                               -------    -------     ------      -------
                                               -------    -------     ------      -------
    Per share amount                           $  0.05    $  0.05     $(0.06)     $  0.08
                                               -------    -------     ------      -------
                                               -------    -------     ------      -------



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